UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2023

TD SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SNX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2023, TD SYNNEX Corporation (“TD SYNNEX”) issued a press release announcing, effective as of January 1, 2024, the appointment of Mr. Patrick Zammit as Chief Operating Officer of TD SYNNEX and, effective as of March 1, 2024, the resignation of Mr. Michael Urban as President, Americas of TD SYNNEX. The full text of TD SYNNEX’s press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

In connection with his appointment, TD SYNNEX entered into an offer letter with Mr. Zammit dated November 28, 2023 (the “Offer Letter”). Pursuant to the terms of the Offer Letter, effective January 1, 2024, Mr. Zammit will receive a starting annualized base salary of $650,000 and will be eligible to receive an annual cash bonus targeted at 1.5 times his base salary beginning in the fiscal year ending November 30, 2024 with the actual amount of the bonus based on the achievement of performance metrics established by the compensation committee of the Board of Directors. In addition, the Offer Letter provides that Mr. Zammit will be granted restricted stock or restricted stock unit awards for shares of TD SYNNEX common stock with a fair market value of approximately $2,376,000. This grant will be divided between: (i) a time based vesting equity grant of approximately $1,425,600 subject to vesting over the three year period following the grant date, with one third vesting each one year anniversary of the grant date; and (ii) a performance based restricted stock unit grant of approximately $950,400 that will vest based upon a three year performance based financial metric as defined in the applicable performance based grant RSU agreement.

The Offer Letter also provides for certain payments to Mr. Zammit in the event of a termination without “cause” or by Mr. Zammit for “good reason” (as such terms are defined in the Offer Letter) and also in the event of a termination without “cause” or by Mr. Zammit for “good reason” in connection with a change of control of TD SYNNEX. The Offer Letter contains certain restrictive covenants, including a non-competition and non-solicitation provision, for the benefit of TD SYNNEX. The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Mr. Zammit, age 57, has served as TD SYNNEX’s President, Europe and APJ. Mr. Zammit joined Tech Data Corporation in February 2017 as President, Europe through Tech Data’s acquisition of Avnet Inc.s Technology Solutions business and served in this capacity until the merger of SYNNEX Corporation and Tech Data Corporation in September 2021 when he also assumed the role of President, APJ. Prior to this role, Mr. Zammit was employed for more than twenty years at Avnet, Inc., an electronic components distribution company. From January 2015 to January 2017, Mr. Zammit served as Global President of Avnet Technology Solutions. Prior to that position, from October 2006 until January 2015, Mr. Zammit served as President of Avnet Electronics Marketing EMEA. From 1993 to 2006, Mr. Zammit served in management positions of increasing responsibilities. Prior to joining Avnet, Mr. Zammit was employed by Arthur Andersen from 1989 to 1993. Mr. Zammit holds a Masters in Business Administration equivalent from Paris Business School ESLSCA.

In connection with Mr. Zammit’s appointment, TD SYNNEX entered into its standard form of indemnification agreement with Mr. Zammit. A form of the indemnification agreement was previously filed as Exhibit 10.6 to TD SYNNEX’ Registration Statement on Form S-1 filed with the SEC on September 5, 2003.

There are no arrangements or understandings between Mr. Zammit and any other persons pursuant to which he was selected to serve as Chief Operating Officer. There are no family relationships between Mr. Zammit and any previous or current officers or directors of TD SYNNEX, and there are no related party transactions reportable under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Document

10.1	Offer Letter dated November 28, 2023

99.1	Press Release dated November 30, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2023	TD SYNNEX CORPORATION

	By:	/s/ David Vetter
David Vetter Chief Legal Officer and Corporate Secretary